As filed with the Securities and Exchange Commission on May 9, 2008
Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
UNIVERSAL DISPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2372688

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
375 Phillips Boulevard
Ewing, New Jersey 08618
(609) 671-0980
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
STEVEN V. ABRAMSON
President and Chief Executive Officer
Universal Display Corporation
375 Phillips Boulevard
Ewing, New Jersey 08618
(609) 671-0980
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:

JUSTIN W. CHAIRMAN, ESQ.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Shares to be Registered	to be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee(2)
Common Stock, $0.01 par value	32,615 shares	$15.73	$513,034	$21

(1)	Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminable number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)	Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended. Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the Registrant’s common stock on May 5, 2008, as reported on the NASDAQ Global Market.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2008
PROSPECTUS
32,615 Shares
UNIVERSAL DISPLAY CORPORATION
Common Stock
     The shareholder of Universal Display Corporation identified in this prospectus under “Selling Shareholder,” or its donees, pledgees or other transferees, is offering up to 32,615 shares of our common stock for resale to the public. The selling shareholder intends to sell, from time to time, the shares of common stock that it currently owns.
     We will not receive any proceeds from the resale of shares of our common stock by the selling shareholder. We are paying the expenses of this offering.
     The primary market for our common stock is the NASDAQ Global Market, where it trades under the symbol “PANL.” On May 8, 2008, the last reported sale price of our common stock on the NASDAQ Global Market was $15.12 per share.
     An investment in our common stock involves significant risks. You should carefully consider the risk factors described on page 5 before investing in our common stock.
     The securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2008

CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference in this prospectus contain some “forward-looking statements.” Forward-looking statements concern possible or assumed future events, results and business outcomes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.
     As you read and consider this prospectus, you should not place undue reliance on any forward-looking statements. You should understand that these statements involve substantial risk and uncertainty and are not guarantees of future performance or results. They depend on many factors that are discussed further in the section of this prospectus entitled “Risk Factors,” including:
•	the outcomes of our ongoing and future research and development activities, and those of others, relating to organic light emitting diode (OLED) technologies and materials;

•	our ability to access future OLED technology developments of our academic and commercial research partners;

•	the potential commercial applications of and future demand for our OLED technologies and materials, and of OLED products in general;

•	our ability to form and continue strategic relationships with manufacturers of OLED products;

•	successful commercialization of products incorporating our OLED technologies and materials by OLED manufacturers, and their continued willingness to utilize our OLED technologies and materials;

•	the comparative advantages and disadvantages of our OLED technologies and materials versus competing technologies and materials currently on the market;

•	the nature and potential advantages of any competing technologies that may be developed in the future;

•	our ability to compete against third parties with resources greater than ours;

•	our ability to maintain and improve our competitive position following the expiration of our fundamental OLED patents;

•	the adequacy of protections afforded to us by the patents that we own or license and the cost to us of maintaining and enforcing those patents;

•	our ability to obtain, expand and maintain patent protection in the future, and to protect our unpatentable intellectual property;

•	our exposure to and ability to withstand third-party claims and challenges to our patents and other intellectual property rights;

•	the payments that we expect to receive under our existing contracts with OLED manufacturers and the terms of contracts that we expect to enter into with OLED manufacturers in the future;

•	our future capital requirements and our ability to obtain additional financing if and when needed; and

•	our future OLED technology licensing and OLED material revenues and results of operations.
     Changes or developments in any of these areas could affect our financial results or results of operations, and could cause actual results to differ materially from those contemplated by any forward-looking statements.
     All forward looking statements speak only as of the date of this prospectus or the documents incorporated by reference, as the case may be. We do not undertake any duty to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus, or to reflect the occurrence of unanticipated events.

OUR COMPANY
          We are a leader in the research, development and commercialization of organic light emitting diode, or OLED, technologies and materials. OLEDs are thin, lightweight and power-efficient solid-state devices that emit light, making them highly suitable for use in full-color displays and as lighting products. We believe that OLED displays have begun to capture a share of the growing flat panel display market because they offer potential advantages over competing display technologies with respect to brightness, power efficiency, viewing angle, video response time and manufacturing cost. We also believe that OLED lighting products have the potential to replace many existing light sources in the future because of their high efficiency, excellent color rendering index, low heat generation and novel form factors. Our technology leadership and intellectual property position should enable us to share in the revenues from OLED displays and lighting products as they enter mainstream consumer markets.
          Our primary business strategy is to further develop and license our proprietary OLED technologies to manufacturers of products for display applications, such as cell phones, MP3 players, laptop computers and televisions, and specialty and general lighting products. In support of this objective, we also develop new OLED materials and sell materials to those product manufacturers. Through our internal research and development efforts and our relationships with world-class partners such as Princeton University, the University of Southern California, the University of Michigan, Motorola, Inc. and PPG Industries, Inc., we have established a significant portfolio of proprietary OLED technologies and materials. We currently own, exclusively license or have the sole right to sublicense more than 825 patents issued and pending worldwide.
          In 2007, four manufacturers purchased our proprietary OLED materials for use in commercial OLED display products: Samsung SDI Co., Ltd. of South Korea, Chi Mei EL Corporation of Taiwan, Tohoku Pioneer Corporation of Japan, and LG.Philips LCD Co., Ltd. of South Korea (now known as LG Display). We also have entered into a patent license agreement with Samsung SDI, under which we began receiving royalties in 2007 based on Samsung SDI’s commencement of sales of active matrix OLED display products. In addition, we are working with many other companies who are evaluating our OLED technologies and materials for possible use in commercial OLED display and lighting products, including Seiko Epson Corporation, Konica Minolta Technology Center, Inc. and Sony Corporation.
Corporate Information
          Our corporation was organized under the laws of the Commonwealth of Pennsylvania in April 1985. Our business was commenced in June 1994 by a company then known as Universal Display Corporation, which had been incorporated under the laws of the State of New Jersey. On June 22, 1995, a wholly-owned subsidiary of ours merged into this New Jersey corporation. The surviving corporation in this merger became a wholly-owned subsidiary of ours and changed its name to UDC, Inc. Simultaneously with the consummation of this merger, we changed our name to Universal Display Corporation. UDC, Inc. now functions as an operating subsidiary of ours and has overlapping officers and directors. In January 2008, we also formed a second wholly-owned subsidiary, Universal Display Corporation Hong Kong, Ltd.
          Our principal executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618 and our telephone number is (609) 671-0980. Our website is located at www.universaldisplay.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS
          An investment in our securities involves a high degree of risk. Before purchasing our common stock, you should carefully consider the risks described in the SEC filings incorporated by reference in this prospectus, including, without limitation, the Annual Report on Form 10-K for the year ended December 31, 2007. You should not purchase our securities if you cannot afford the loss of your entire investment.
THE OFFERING
          All 32,615 shares of our common stock offered hereunder are owned by PPG Industries, Inc. These consist of the following shares:
•	15,090 shares of common stock that we issued to PPG Industries on April 25, 2008 as nonrefundable consideration for services furnished to us by PPG Industries under our OLED Materials Supply and Service Agreement for the period from January 1, 2008 through March 31, 2008; and

•	17,525 shares of common stock that we issued to PPG Industries on April 25, 2008 as nonrefundable consideration for services to be furnished to us by PPG Industries under our OLED Materials Supply and Service Agreement for the period from April 1, 2008 through June 30, 2008.
          We entered into an OLED Materials Supply and Service Agreement with PPG Industries effective as of January 1, 2006. The term of this agreement was recently extended through December 31, 2011. Pursuant to this agreement, PPG Industries provides us with support and assistance in commercializing various OLED materials in which we have a proprietary interest, as well as certain other services relating to the supply of OLED materials that we use and resell to third parties. As described in the subsequent paragraph, PPG Industries receives cash and shares of our common stock as compensation for this work.
          Under our OLED Materials Supply and Service Agreement with PPG Industries, we compensate PPG Industries in a combination of cash and shares of our common stock for the services provided to us. Specifically, we pay PPG Industries on a cost-plus basis for the specific services performed by PPG Industries under these agreements during each calendar quarter. We pay PPG Industries for commercial OLED chemicals, analytical services and environmental, health and safety services in all cash. Payment for up to 50% of the remaining services – process development work, purchased raw materials, development OLED chemicals and pre-commercial OLED chemicals – may be paid, at our sole discretion, in cash or shares of common stock, with the balance payable in cash. The specific number of shares of common stock issuable to PPG Industries under the agreements is determined based on a formula, with the number of shares based on the average trading price for our common stock during a specified period at the end of that quarter. If, however, this average trading price is less than a specified dollar amount, we are required to compensate PPG Industries entirely in cash.
          With respect to the first and third calendar quarters of each year during the term of our OLED Materials Supply and Service Agreement, the shares of common stock payable to PPG Industries are issued shortly following the close of the quarter, based on an actual calculation of the expenses of PPG Industries during the concluded quarter. With respect to the second and fourth quarters of each year during the term of the agreement, the shares are issued at the beginning of the quarter, along with the shares discussed in the previous sentence, based on an estimated budget of expenses the parties expect PPG Industries to incur during the second or fourth quarter in question. In each case, the issuance of the shares is final. If the actual expenses of PPG Industries in the second or fourth quarter are greater or less than the expenses contemplated in the budget, that amount of the difference is added to or subtracted from the expenses calculated for the next calendar quarter for purposes of determining the number of shares to be issued to PPG Industries with respect to that next calendar quarter. This reconciliation does not, however, take into account any increase or diminution in value of the previously issued shares that may occur based on the movement of the market price of our common stock, and, once issued to PPG Industries, no shares are refundable as a result of such reconciliation.
          PPG Industries may sell the shares of common stock being offered hereunder in a secondary or “resale” offering. Under the terms of our OLED Materials Supply and Service Agreement with PPG Industries, we are contractually required to register these shares for resale by PPG Industries.

USE OF PROCEEDS
          PPG Industries will receive the proceeds from the resale of the shares of common stock. We will not receive any proceeds from the resale of the shares of common stock by PPG Industries.
SELLING SHAREHOLDER
          The following table sets forth information regarding the beneficial ownership of shares of common stock by PPG Industries as of May 2, 2008, and the number of shares of common stock covered by this prospectus.
          The securities listed below have been issued to PPG Industries in a private placement under our OLED Materials Supply and Service Agreement. Under this agreement, PPG Industries has various rights and is subject to certain restrictions. For example, PPG Industries has limited preemptive rights that allow it to purchase shares in certain future offerings of our common stock, or securities convertible into common stock, so that PPG Industries can maintain its overall percentage ownership of our common stock. In addition, PPG Industries is restricted from engaging in “short sales” of our securities during the term of the OLED Materials Supply and Service Agreement, and may not, within the 30-day period following the end of each calendar quarter during the term of the agreement, sell, on any day during that 30-day period, that number of shares of our common stock, or securities convertible into our common stock, which would exceed 25% of the average daily trading volume of our common stock for the 90-day period immediately preceding the 30-day restricted period.
          Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The shares of our common stock subject to stock purchase warrants held by PPG Industries that are currently exercisable or exercisable within 60 days after November 1, 2007, are deemed outstanding and to be beneficially owned PPG Industries.

	Number of	Maximum	Beneficial Ownership
	Shares	Number of	After Resale of Shares
Name of	Beneficially	Shares Being	Number
Selling Shareholder	Owned	Offered	of Shares(1)	Percent(2)
PPG Industries, Inc.(3)	825,811 (4)	32,615	793,196	2.2%

(1)	Assumes the sale of all shares being offered by this prospectus.

(2)	The percentage ownership for PPG Industries is based on 35,880,401 shares of our common stock outstanding as of May 2, 2008. In accordance with SEC rules, options to purchase shares of common stock that are exercisable as of May 2, 2008, or will become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares that will be beneficially owned after the resale of the shares being offered by this prospectus include 711,381 shares issuable upon the exercise of warrants owned by PPG Industries that are currently exercisable.

(3)	PPG Industries is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. As such, we are omitting information regarding the natural persons who exercise voting and dispositive power with respect to these shares.

(4)	Includes:
•	114,430 shares of common stock owned by PPG Industries; and

•	711,381 shares of common stock that may be acquired by PPG Industries upon the exercise of warrants that are currently exercisable.

PLAN OF DISTRIBUTION
          The selling shareholder, including any donees, pledgees or other transferees who receive shares from the selling shareholder, may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling shareholder may sell the shares of common stock by various methods, including one or more of the following:
•	block trades in which the broker or dealer so engaged by the selling shareholder will attempt to sell the shares of common stock as agent, but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	purchases by the broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	negotiated transactions or otherwise, including an underwritten offering;

•	market sales (both long and short to the extent permitted under the federal securities laws);

•	in connection with short sales of the shares of common stock;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options, if permitted under the securities laws; and

•	a combination of any of these methods of sale.
          In effecting sales, brokers and dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. These commissions or discounts may exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholder to sell a specified number of shares of common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling shareholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker dealer commitment to the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell such shares of common stock from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) at prices and on terms then prevailing at the time of sale, at prices then related to then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of shares of common stock commissions as described above. The selling shareholder may also sell the shares of common stock in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus.
          The selling shareholder and any other person selling shares of common stock pursuant to this registration statement will be subject to the Securities Exchange Act of 1934, as amended. The Securities Exchange Act of 1934 rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the selling shareholder. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the shares of common stock and the ability of the selling shareholder and any other person or entity selling shares of common stock pursuant to this registration statement to engage in market-making activities with respect to the shares of common stock.
          The selling shareholder and any broker-dealers or agents that participate with the selling shareholder in sales of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with those sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.
          From time to time, the selling shareholder may pledge its shares of common stock pursuant to the margin provisions of its customer agreements with its brokers. Upon default by the selling shareholder, the broker may offer and sell such pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholder intends to comply with the prospectus delivery requirements under the Securities Act of 1933, as amended, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933, as amended, that may be required in the event the selling shareholder defaults under any customer agreement with a broker.
          We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholder and related parties against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares by the selling shareholder will be borne by the selling shareholder. The selling shareholder may agree to indemnify brokers, dealers or agents that participate in sales by the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.
ABOUT THIS PROSPECTUS
          You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.
WHERE YOU CAN FIND MORE INFORMATION
          We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file reports, proxy statements and other information with, and furnish other reports to, the SEC. You can read and copy all of these documents at the SEC’s public reference facilities in Washington, D.C., New York, New York and Chicago, Illinois. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can also read and copy all of the above-referenced documents at the offices of the NASDAQ Global Market, 1735 K Street N.W., Washington, D.C. 20006. You also may obtain the documents we file with the SEC from the SEC’s Web site on the Internet that is located at http://www.sec.gov.
          We “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to another document we file with the SEC. The information incorporated by reference in this prospectus is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including filings made (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus but before the end of this offering. The documents that we are incorporating by reference are:
•	Our Annual Report on Form 10-K for the year ended December 31, 2007;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

•	Our Current Reports on Form 8-K filed with the SEC on January 7, 2008 and January 14, 2008; and

•	The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 1996.
          You should read the information relating to us in this prospectus, together with the information in the documents incorporated by reference in this prospectus.
          Any statement contained in a document incorporated by reference in this prospectus, unless otherwise indicated in that document, speaks as of the date of the document. Statements contained in this prospectus may modify or replace statements contained in the documents incorporated by reference. In addition, some of the statements contained in one or more of the documents incorporated by reference may be modified or replaced by statements contained in a document incorporated by reference that is filed thereafter.
          You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618, Attention: Corporate Secretary, Telephone: (609) 671-0980.

LEGAL OPINION
          Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will pass on the validity of the shares of common stock that may be offered by the prospectus.
EXPERTS
          The consolidated financial statements of Universal Display Corporation and subsidiary as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated March 13, 2008 with respect to the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006.

32,615 Shares
UNIVERSAL DISPLAY CORPORATION
Common Stock

PROSPECTUS

                    , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC registration fee	$21
Transfer agent and registrar fees	500
Printing and engraving fees	500
Legal and accounting fees	6,000
Miscellaneous	—
Total	$7,021
The selling shareholder described in the prospectus included herewith will not pay any of the expenses of this offering.
Item 15. Indemnification of Directors and Officers
          Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”) contains provisions permitting indemnification of officers and directors of a business corporation in Pennsylvania.
          Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.
          Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.
          Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
          Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.
          The registrant’s Bylaws provide a right to indemnification to the full extent permitted by law, for expenses (including attorneys’ fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the registrant (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer, employee or agent of the registrant or, at the request of the registrant, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is financially determined by a court to have constituted willful misconduct or recklessness. The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.
          The registrant’s Bylaws authorize the Registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors so determines, by purchasing and maintaining appropriate insurance.

Item 16. Exhibits
          The exhibits filed as part of this registration statement are as follows:

Exhibit
Number	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered.

10.1*	OLED Materials Supply and Service Agreement between the registrant and PPG Industries, Inc., dated as of July 29, 2005 (filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated by reference herein).

10.2	Amendment No. 1 to the OLED Materials Supply and Service Agreement between the registrant and PPG Industries, Inc., dated as of January 4, 2008 (filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and incorporated by reference herein).

23.1	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included as part of the signature page hereof).

*	Confidential treatment has been accorded to certain portions of this exhibit pursuant to Rule 406 under the Securities Act of 1933, as amended or Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that
(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C)	provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB ((§229.1100(c)).
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	That, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ewing, state of New Jersey, on May 9, 2008.

UNIVERSAL DISPLAY CORPORATION

By:	/s/ Sidney D. Rosenblatt Sidney D. Rosenblatt
Executive Vice President, Chief Financial
Officer, Treasurer, Secretary and Director
          Each person in so signing also makes, constitutes and appoints Steven V. Abramson and Sidney
D. Rosenblatt, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the securities and exchange commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the securities act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sherwin I. Seligsohn	Founder and Chairman of the Board of	May 9, 2008
Sherwin I. Seligsohn	Directors

/s/ Steven V. Abramson	President, Chief Executive Officer and Director	May 9, 2008
Steven V. Abramson	(principal executive officer)

/s/ Sidney D. Rosenblatt	Executive Vice President, Chief Financial	May 9, 2008
Sidney D. Rosenblatt	Officer, Treasurer, Secretary and Director (principal financial and accounting officer)

/s/ Leonard Becker Leonard Becker	Director	May 9, 2008

/s/ Elizabeth H. Gemmill Elizabeth H. Gemmill	Director	May 9, 2008

/s/ C. Keith Hartley C. Keith Hartley	Director	May 9, 2008

/s/ Lawrence Lacerte Lawrence Lacerte	Director	May 9, 2008